Exhibit 10.2

[FORM OF SERIES A NOTE]

BEARINGPOINT, INC.

5.95% SERIES A SENIOR NOTE DUE 2005

No. A-[ ]	[Date]
$[ ]	PPN 074002 A* 7

FOR VALUE RECEIVED, the undersigned, BEARINGPOINT, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on November 26, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.95% per annum from the date hereof, payable semiannually, on the 26th day of May and November in each year, commencing with the May 26 or November 26 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.95% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate.

Notwithstanding anything to the contrary above, the interest rate applicable hereto (whether pursuant to clause (a) or (b) above) may be increased from time to time as provided in Section 8.8 of said Note Purchase Agreements.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to separate Note Purchase Agreements, dated as of November 26, 2002 (as from time to time amended, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in

Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by certain subsidiaries of the Company in accordance with the terms of the Subsidiary Guarantees (as defined in the Note Purchase Agreements).

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

BEARINGPOINT, INC. By: Title: